Exhibit 3.2
AMENDED AND RESTATED BYLAWS
OF
ADS TACTICAL, INC.
ARTICLE I.
OFFICES
     1. Registered Office. The registered office of ADS Tactical, Inc. (the “Corporation”) shall be at The Corporation Trust Company, 1209 Orange Street, Wilmington, DE 19801.
     2. Additional Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE II.
MEETINGS OF STOCKHOLDERS
     1. Place of Meeting. Meetings of stockholders shall be held at any date, time and place, if any, within or outside the State of Delaware designated by the Board of Directors. In the absence of any such designation, meetings of stockholders shall be held at the principal executive office of the Corporation.
     2. Annual Meeting. The annual meeting of stockholders shall be held each year on a date and at a time fixed by resolution of the Board of Directors. At each annual meeting of stockholders, directors shall be elected and any other proper business may be transacted.
     3. Quorum. A majority of the stock issued and outstanding and entitled to vote at any meeting of stockholders, the holders of which are present in person or represented by proxy, shall constitute a quorum for the transaction of business, except as otherwise provided by law, the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), or these Bylaws, but in no event shall less than one-third of the shares entitled to vote constitute a quorum. Notwithstanding the foregoing, a quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment. A majority in voting power of the voting stock represented in person or by proxy may adjourn the meeting from time to time despite the absence of a quorum and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.
     4. Voting Requirement. When a quorum is present at any meeting, the vote of the holders of a majority in voting power of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the Certificate of Incorporation, these Bylaws, rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, a different vote is required, in which case such express provision shall govern and control the decision of such question. Notwithstanding the foregoing, at all meetings of stockholders for election of directors at which a quorum is present, a plurality of the votes cast shall be sufficient to elect.
     5. Proxies; Voting of Shares. At each meeting of the stockholders, each stockholder having the right to vote may vote in person or may authorize another person or persons to act for him by proxy, but no proxy shall be voted upon or acted upon after three years from its date, unless said instrument provides for a longer period. All proxies must be filed with the Secretary of the Corporation before or at the beginning of each meeting in order to be counted in any vote at the meeting. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. A proxy may be in the form of a telegram, cablegram or other means of electronic transmission which sets forth or is submitted with information from which it can be determined that the telegram, cablegram or other means of electronic transmission was authorized by the stockholder. Each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the Corporation on the record date set by the Board of Directors as provided in Section 9 of Article II hereof.
     6. Special Meeting. Unless otherwise prescribed by law or the Certificate of Incorporation, special meetings of the stockholders, for any purpose or purposes, shall be called by the Board of Directors, and shall not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to the matters related to the purposes stated in the notice.
     7. Notice of Meeting. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given, which notice shall state the place, if any, date and hour of the meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, the written notice of any meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. If mailed, notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.
     8. Waiver of Notice by Stockholders. Whenever any notice whatsoever is required to be given to any stockholder of the Corporation under the Certificate of Incorporation or these Bylaws or any provision of the General Corporation Law of the State of Delaware, a waiver thereof given in writing or by electronic transmission at any time, whether before or after the time of meeting, by the stockholder entitled to such notice, shall be deemed equivalent to the giving of such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except where the person attends for the express purpose of objecting to the transaction of any business. Neither the business, nor the purpose of any regular or special meeting of stockholders, directors or members of a committee of directors need be specified in the waiver.
     9. Fixing Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten (10) days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
     10. Voting Records. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting, (1) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting, or (2) during ordinary business hours at the principal place of business of the Corporation. The list of stockholders must also be open to examination at the meeting as required by applicable law.
     11. Stockholders Consent Without Meeting. Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holder or holders of all of the Corporation’s outstanding stock entitled to vote thereon and is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.
     12. Voting of Shares by Certain Holders.
          (a) Other Corporations. Shares standing in the name of another corporation may be voted either in person or by proxy, by the president of such corporation or any other officer appointed by such president. A proxy executed by any principal officer of such other corporation or assistant thereto shall be conclusive evidence of the signer’s authority to act, in the absence of express notice to the Corporation, given in writing to the Secretary of the Corporation, of the designation of some other person by the board of directors or the bylaws of such other corporation.
          (b) Legal Representatives and Fiduciaries. Shares held by any administrator, executor, guardian, conservator, trustee in bankruptcy, receiver or assignee for creditors may be voted by a duly executed proxy, without a transfer of such shares to his name. Shares standing in the name of a fiduciary may be voted by him, either in person or by proxy. A proxy executed by a fiduciary shall be conclusive evidence of the signer’s authority to act, in the absence of express notice to the Corporation, given in writing to the Secretary of the Corporation, that such manner of voting is expressly prohibited or otherwise directed by the document creating the fiduciary relationship.
          (c) Pledgees. A stockholder whose shares are pledged shall be entitled to vote such shares unless in the transfer of the shares on the books of the Corporation the pledgor has expressly authorized the pledgee to vote the shares and thereafter the pledgee, or his proxy, shall be entitled to vote the shares so transferred.
          (d) Treasury Stock and Subsidiaries. Neither treasury shares, nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation is held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares entitled to vote, but shares of its own issue held by the Corporation in a fiduciary capacity, or held by such other corporation in a fiduciary capacity, may be voted and shall be counted in determining the total number of outstanding shares entitled to vote.
          (e) Joint Holders. Shares of record in the names of two or more persons or shares to which two or more persons have the same fiduciary relationship, unless the Secretary of the Corporation is given notice otherwise and furnished with a copy of the instrument creating the relationship, may be voted as follows: (1) if voted by an individual, his vote binds all holders; or (2) if voted by more than one holder, the majority vote binds all, unless the vote is evenly split, in which case the shares may be voted proportionately or according to the ownership interest as shown in the instrument filed with the Secretary of the Corporation.
     13. Notice of Stockholder Business and Nominations.
          (a) Annual Meetings of Stockholders.
               (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of any other business to be considered by the stockholders may be made at an annual meeting of stockholders only (i) pursuant to the Corporation’s notice of meeting or any supplement thereto, (ii) by or at the direction of the Board of Directors, or (iii) by any stockholder of the Corporation who was a stockholder of record of the Corporation (and, with respect to any beneficial owner, if different, on whose behalf any nomination or proposal is made, only if such beneficial holder was the beneficial owner of shares of the Corporation) both at the time that the notice provided for in paragraph (a)(2) of this Section 13 is delivered to the Secretary of the Corporation and at the time of the meeting, who is entitled to vote at the meeting, and who complies with the notice procedures set forth in paragraph (a)(2) of this Section 13.
               (2) For nominations by a stockholder of persons for election to the Board of Directors of the Corporation and the proposal of any other business to be considered by the stockholders to be properly brought before an annual meeting of stockholders by a stockholder, in each case pursuant to clauses (i) or (iii) of paragraph (a)(1) of this Section 13, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day and not later than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of (x) the ninetieth (90th) day prior to such annual meeting or (y) the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. For purposes of the first annual meeting of stockholders of the Corporation held after the closing of an initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of common stock of the Corporation to the public (the “IPO”), the first anniversary of such annual meeting shall be deemed to be on the date so fixed by resolution of the Board of Directors during the following year. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period or extend any time period for the giving of a stockholder’s notice as described above. For purposes of this Section 13, the stockholder providing the notice of a proposed nomination or other business proposed to be brought before a meeting, the beneficial owner, if different, on whose behalf the proposed nomination or other business proposed to be brought before a meeting is made, and any affiliate or associate of such beneficial owner (as such terms are defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), are referred to as the “Proposing Person.” Such stockholder’s notice shall set forth (i) as to each person whom the Proposing Person proposes to nominate for election as a director (A) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act and (B) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (ii) as to any business other than nominations for election of directors that the Proposing Person proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting, and any material interest in such business of each Proposing Person; and (iii) as to each Proposing Person, (A) the name and address of the stockholder providing the notice, as they appear on the Corporation’s books, and of such other Proposing Person, (B) the class and number of shares of capital stock of the Corporation which are owned of record or beneficially by such Proposing Person, (C) a description in reasonable detail of any hedging, derivative, swap or other transactions or series of transactions engaged in by such Proposing Person, or any agreement, arrangement or understanding (including any short position, or any borrowing or lending of shares) to which such Proposing Person is a party, in each case, the effect or intent of which is to mitigate loss to, manage the risk or benefit of share price changes for, or increase or decrease the voting power of, such Proposing Person with respect to shares of capital stock of the Corporation, or otherwise to reduce the economic risk or benefit of ownership of shares of capital stock of the Corporation to such Proposing Person (including where the value of any agreement, arrangement or understanding to which such Proposing Person is a party is determined by reference to the price or value of shares of the Corporation), (D) a representation that the Proposing Person is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (E) a representation as to whether the Proposing Person intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the nominee and/or approve or adopt the proposal or (b) otherwise to solicit proxies from stockholders in support of such nomination or proposal. As promptly as practical (and, in any event, no later than two business days after the stockholder becomes aware thereof), the stockholder providing notice under this Section 13(a)(2) shall notify the Corporation in writing of any change in the information provided or required to be provided under this Section 13(a)(2) as to each Proposing Person. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of the stockholder’s intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.
               (3) Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 13 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by paragraph (a)(2) of this Section 13 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.
          (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors of the Corporation may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf any nomination or proposal is made, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time that the notice provided for in this Section 13 is delivered to the Secretary of the Corporation and at the time of the meeting, who is entitled to vote at the meeting and upon such election, and who complies with the notice procedure set forth in Section 13(a)(2) with respect to nominations for election of directors at a regular meeting of stockholders. In the event that the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any stockholder otherwise permitted by this Section 13 to nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting may nominate such person(s) for election to such position(s) if the stockholder’s notice required by paragraph (a)(2) of this Section 13 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of (x) the ninetieth (90th) day prior to such special meeting or (y) the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period or extend any time period for the giving of a stockholder’s notice as described above.
          (c) General.
               (1) Only such persons who are nominated for election to the Board of Directors of the Corporation in accordance with the procedures set forth in this Section 13 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors, and only such other business as shall have been brought before the meeting in accordance with the procedures set forth in this Section 13 shall be conducted at a regular meeting of stockholders. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (i) to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 13, including whether the Proposing Person failed to notify the Corporation of any change in the information previously provided as required by clause (a)(2) of this Section 13 or solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (a)(2)(iii)(E) of this Section 13 and (ii) if any nomination or proposed business was not made or proposed in compliance with this Section 13, to declare that such nomination or proposal shall be disregarded and declared to be out of order. Notwithstanding the foregoing provisions of this Section 13, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to make a nomination or present a proposal of other business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 13, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
          (2) For purposes of this Section 13, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.
          (3) Notwithstanding the foregoing provisions of this Section 13, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 13. This Section 13 is expressly intended to apply to any business proposed to be considered by the stockholders at a meeting, regardless of whether or not such proposal is made pursuant to Rule 14a-8 under the Exchange Act. In the case of proposals made pursuant to Rule 14a-8 under the Exchange Act, this Section 13 shall not be deemed to affect any rights of (i) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to such Rule 14a-8 under the Exchange Act or (ii) the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation. In the event of any conflict between this Section 13 and the provisions of Rule 14a-8 under the Exchange Act in the circumstances of a stockholder proposal made pursuant to such Rule 14a-8, the provisions of such Rule 14a-8 shall control.
     14. Postponement or Cancellation of Meeting. Any previously scheduled annual or special meeting of the stockholders of the Corporation may be postponed, and any previously scheduled annual or special meeting of the stockholders called by the Board of Directors may be canceled, by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of stockholders.
     15. Inspectors of Election; Conduct of Meeting.
          (a) The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The number of inspectors shall be either one (1) or three (3). The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of the inspector’s duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of the inspector’s ability. If there are three (3) inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.
          (b) The inspectors of election shall (i) ascertain the number of shares of stock outstanding and the voting power of each; (ii) determine the number of shares of stock present in person or represented by proxy at such meeting, the validity of proxies and ballots and the existence of a quorum; (iii) count all votes and ballots; (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; (v) certify their determination of the number of such shares present in person or represented by proxy at such meeting and their count of all votes and ballots and (vi) do any other acts that may be proper to conduct the election or vote with fairness to all stockholders. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. The inspectors may appoint or retain other persons or entities to assist them in the performance of their duties. No person who is a candidate for an office at an election may serve as an inspector at such election.
          (c) The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and adjourn the meeting, to prescribe such rules, regulations and procedures, and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies, or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting, and if such presiding officer should so determine, such person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
ARTICLE III.
BOARD OF DIRECTORS
     1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities expressly conferred upon them by these Bylaws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, the Certificate of Incorporation or these Bylaws directed or required to be exercised or done by the stockholders.

     2. Number of Directors. The number of directors constituting the Board of Directors shall be set in the manner provided for in the Certificate of Incorporation.
     3. Classes of Directors. The Board of Directors shall be divided into three classes, as nearly equal in number as possible, designated Class I, Class II and Class III. In the event of any increase or decrease in the number of directors from time to time, the number of directors in each class shall be apportioned as nearly equally as possible. No decrease in the number of directors shall shorten the term of any incumbent director.
     4. Terms of Office. Each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which such director was elected. At the first annual meeting of stockholders following the effectiveness of this Amended and Restated Certificate of Incorporation (the “Qualifying Record Date”), the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the Qualifying Record Date, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the Qualifying Record Date, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting. The term of each director shall continue until the election and qualification of a successor and be subject to such director’s earlier death, resignation or removal.
     5. Vacancies. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specific circumstances, vacancies on the Board of Directors by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, and newly created directorships resulting from any increase in the authorized number of directors shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, except as otherwise provided by law, be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and shall not be filled by the stockholders. A director elected to fill a vacancy or a newly created directorship shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of a successor and to such director’s earlier death, resignation or removal.
     6. Place of Meeting. The directors may hold their meetings, either regular or special, and have one or more offices, and keep the books of the Corporation, either within or outside of the State of Delaware.
     7. Regular Meetings Without Notice. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors.
     8. Special Meeting; Notice; Waiver. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President on twenty-four (24) hours prior notice to each director, either personally or by telephone, telecopier or other means of electronic transmission, or not less than three (3) days prior to a meeting by delivering or mailing notice to the business address or such other address as a director shall have designated in writing and filed with the Secretary. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. Whenever any notice is required to be given to any director of the Corporation under the Certificate of Incorporation or these Bylaws or any provision of law, a waiver thereof in writing signed at any time before or after the meeting by the director entitled to such notice shall be deemed equivalent to the giving of such notice. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting and objects thereat to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Special meetings of the Board of Directors shall be called by the Chairman of the Board, the President or the Secretary in like manner and on like notice upon the written request of two directors, unless the Board of Directors consists of only one director, in which case special meetings shall be called by the President or the Secretary in like manner and on like notice upon the written request of the sole director.
     9. Quorum. At all meetings of the Board of Directors, a majority of the total number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the Board of Directors, the directors present at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.
     10. Manner of Acting. Every decision made and action taken by a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number of directors is required by law, the Certificate of Incorporation, or these Bylaws.
     11. Unanimous Consent Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee in accordance with applicable law.
     12. Telephonic Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.
     13. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors or a committee thereof of which the director is a member at which action on any corporate matter is taken shall be presumed to have assented to the action taken, unless the director’s dissent shall be entered in the minutes of the meeting or unless the director shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.
     14. Committees; Powers. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each such committee to consist of one or more directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation; and, unless either such resolution or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.
     15. Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of the directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of standing or special committees may be allowed like compensation for their service on such committees.
ARTICLE IV.
OFFICERS
     1. Offices. The officers of the Corporation shall be a President, a Secretary and such other officers as the Board of Directors may elect, including, without limitation, a Chairman of the Board, a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, one or more Vice Presidents (with each Vice President to have such descriptive title, if any, as the Board of Directors shall determine), one or more Assistant Secretaries, a Treasurer, and one or more Assistant Treasurers. At the time of the election of officers, the directors may by resolution determine the order of their rank. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws provide otherwise.
     2. Election; Term of Office; Removal; Vacancy. Each officer of the Corporation shall be elected by the Board of Directors and shall hold office until such officer’s successor is elected and qualified or until such officer’s earlier death, resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.
     3. Compensation. The salaries of all officers of the Corporation shall be fixed by the Board of Directors or by a duly authorized committee thereof. No officer shall be prevented from receiving such salary by reason of the fact that such officer also is a director of the Corporation, but any such officer who shall also be a director shall not have any role in the determination of such officer’s compensation.
     4. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned to him by the Board of Directors or prescribed by these Bylaws. If there is no Chief Executive Officer or President, the Chairman of the Board shall in addition be the Chief Executive Officer of the Corporation and shall have the powers and duties prescribed in Section 5 of this Article IV.
     5. Chief Executive Officer. The Chief Executive Officer shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation. The Chief Executive Officer shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time. The Chief Executive Officer shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board, at all meetings of the Board of Directors.

     6. President. The President shall have the general powers and duties of management usually vested in the office of the president of corporations and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.
     7. Chief Operating Officer. Except as otherwise determined by the Board of Directors, the Chief Operating Officer, if any, shall have general charge of such day-to-day operations of the business as shall be assigned to him by the Chief Executive Officer.
     8. Chief Financial Officer. The Chief Financial Officer, if any, shall have the custody of the corporate funds and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositaries as may from time to time be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer, the Chief Operating Officer and the Board of Directors, at meetings of the Board of Directors, or whenever the Board of Directors may require it, an account of all his or her transactions as Chief Financial Officer and of the financial condition of the Corporation.
     9. Vice Presidents. In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall have such other duties and powers as from time to time may be prescribed for them, respectively, by the Board of Directors.
     10. Secretary. The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the standing committees when required by the Board of Directors. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or these Bylaws. The Secretary shall keep in safe custody the seal of the Corporation, and when authorized by the Board of Directors, affix the same to any instrument requiring it, and when so affixed it shall be attested by the signature of the Secretary or an Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by such officer’s signature.
     11. Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, or if there be no such determination, the Assistant Secretary designated by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
     12. Treasurer. The Treasurer shall be responsible for and have charge and custody of the funds and securities of the Corporation, deposit all such funds and securities in the name and to the credit of the Corporation in the depositaries selected in accordance with the provisions of Section 4 of Article VII hereof, and keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors or the President, taking proper vouchers for such disbursements, and shall render to the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond, in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors, for the faithful performance of the duties of such office, and in case of the death, resignation, retirement or removal from office of the Treasurer, for the restoration to the Corporation of all books, papers, vouchers, money and other property of whatever kind belonging to the Corporation that are in the possession or under the control of the Treasurer.
     13. Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, or if there be no such determination, the Assistant Treasurer designated by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
ARTICLE V.
CERTIFICATES OF STOCK
     1. Certificates for Shares. The shares of the Corporation shall be represented by certificates or shall be uncertificated. Every holder of stock of the Corporation represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board, the President or a Vice President, and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer, certifying the number of shares represented by the certificate owned by such stockholder in the Corporation.
     2. Facsimile Signatures. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.
     3. Statement of Powers, Designations, Rights of Class of Stock. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
     4. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.
     5. Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

     6. Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Delaware.
     7. Restrictions on Transfer. The face or reverse side of each certificate representing shares shall bear a conspicuous notation of any restriction imposed by the Corporation upon the transfer of such shares; otherwise, the restriction is invalid except against those with actual knowledge of the restrictions.
ARTICLE VI.
GENERAL PROVISIONS
     1. Construction; Definitions; Time Periods. Unless the context requires otherwise, the general provisions, rules of construction and definitions in the General Corporation Law of the State of Delaware shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person. In applying any provision of these bylaws which requires that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.
     2. Declaration of Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, and the General Corporation Law of the State of Delaware, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, property or shares of the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation.
     3. Reserve Fund Before Payment of Dividend. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation. The directors may reduce or abolish any such reserve at any time.
     4. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.
     5. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization, and the words “Corporate Seal, Delaware.” Said seal may be used by causing it or a facsimile thereof to be impressed, affixed, reproduced or otherwise.
     6. Notice. Except as otherwise provided herein or permitted by law, notice to directors and stockholders shall be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telecopier, telephone or other means of electronic transmission. Notice to stockholders given by a form of electronic transmission shall be effective if consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if (a) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (b) such inability becomes known to the Secretary or an Assistant

Secretary or to the transfer agent, or other person responsible for the giving of notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.
     7. Annual Statement. The Board of Directors shall present at each annual meeting of stockholders, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.
ARTICLE VII.
CONTRACTS, LOANS, CHECKS AND
DEPOSITS, AND SPECIAL CORPORATE ACTS
     1. Contracts. The Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute or deliver any instrument in the name of and on behalf of the Corporation, and such authorization may be general or confined to specific instances. In the absence of other designation, all deeds, mortgages and instruments of assignment or pledge made by the Corporation shall be executed in the name of the Corporation by the President or a Vice President and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer; the Secretary or an Assistant Secretary, when necessary or required, shall affix the corporate seal thereto; and when so executed, no other party to such instrument or any third party shall be required to make any inquiry into the authority of the signing officer or officers.
     2. Loans. No indebtedness for borrowed money shall be contracted on behalf of the Corporation and no evidences of such indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.
     3. Checks, Drafts, etc. All checks, drafts and other orders for the payment of money and all notes and other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, or agent or agents, of the Corporation and in such manner as shall from time to time be determined by or under the authority of a resolution of the Board of Directors.
     4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as may be selected by or under the authority of a resolution of the Board of Directors.
     5. Voting of Securities Owned by the Corporation. Subject always to the specific directions of the Board of Directors, (a) any shares or other securities issued by any other corporation or other entity and owned or controlled by the Corporation may be voted at any meeting of security holders of such other corporation or entity by the President of the Corporation, or in the absence of the President, by a Vice President of the Corporation who may be present, and (b) whenever, in the judgment of the President, or in the absence of the President, of a Vice President, it is desirable for the Corporation to execute a proxy or written consent in respect to any shares or other securities issued by any other corporation or other entity and owned or controlled by the Corporation, such proxy or consent shall be executed in the name of the Corporation by the President or one of the Vice Presidents of the Corporation, without the necessity of any authorization by the Board of Directors, affixation of corporate seal, or countersignature or attestation by another officer. Any person or persons designated in the manner above stated as the proxy or proxies of the Corporation shall have full right, power and authority to vote the shares or other securities issued by such other corporation or entity and owned by the Corporation the same as such shares or other securities might be voted by the Corporation.

ARTICLE VIII.
AMENDMENTS
     1. By Stockholders. These Bylaws may be amended or repealed, and new Bylaws may be adopted, by the stockholders of the Corporation entitled to vote thereon at an annual meeting of stockholders without prior notice, or at any other meeting of stockholders provided that the amendment under consideration has been set forth in the notice of meeting, by affirmative vote of not less than two-thirds of voting power of the shares present or represented at any meeting at which a quorum is in attendance.
     2. By Directors. These Bylaws may be amended or repealed, and new Bylaws may be adopted, by the Board of Directors as provided in the Certificate of Incorporation by the affirmative vote of a majority of the number of directors present at any meeting at which a quorum is in attendance; provided, however, that no Bylaw adopted by the stockholders shall be amended or repealed by the Board of Directors if the Bylaw so provides.
     3. Implied Amendments. Any action taken or authorized by the Board of Directors, which would be inconsistent with the Bylaws then in effect but is taken or authorized by the affirmative vote of not less than the number of directors required to amend the Bylaws so that the Bylaws would be consistent with such action, shall be given the same effect as though the Bylaws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.
ARTICLE IX.
INDEMNIFICATION
     1. Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is a party or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that the person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation, or is or was an employee or agent of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited partnership, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all expenses (including attorneys’ fees), judgments, fines, amounts paid in settlement, and other liabilities and losses actually and reasonably incurred by such Covered Person in connection with such proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this Article IX, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors of the Corporation.
     2. Prepayment of Expenses. The Corporation shall, to the fullest extent not prohibited by applicable law, pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition; provided, however, that to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by or on behalf of the Covered Person to repay all amounts advanced if it shall ultimately be determined that the Covered Person is not entitled to be indemnified by the Corporation under this Article IX.

     3. Claims. If a claim for indemnification (following the final disposition of such proceeding) or advancement of expenses under this Article IX is not paid in full within thirty (30) days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.
     4. Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article IX shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors, or otherwise.
     5. Other Sources. The Corporation’s obligation, if any, to indemnify or advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited partnership, limited liability company, trust, enterprise or nonprofit entity shall be reduced by any amount that such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, limited partnership, limited liability company, trust, enterprise or nonprofit entity.
     6. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the General Corporation Law of the State of Delaware.
     7. Amendment or Repeal. Any amendment or repeal of the foregoing provisions of this Article IX shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such amendment or repeal.
     8. Other Indemnification and Prepayment of Expenses. This Article IX shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.
ARTICLE X.
EFFECTIVENESS
     1. Effectiveness of Bylaws. These Bylaws shall become effective upon the filing of the Certificate of Incorporation with the office of the Secretary of State of the State of Delaware and the closing of the IPO.